Exhibit 4.2

Execution Version

REGISTRATION RIGHTS AGREEMENT

Dated as of May 14, 2013

By and Among

TARGA RESOURCES PARTNERS LP,

TARGA RESOURCES PARTNERS FINANCE CORPORATION

and

THE GUARANTORS NAMED HEREIN

as Issuers,

and

THE INITIAL PURCHASERS NAMED HEREIN

$625,000,000

4 1/4% SENIOR NOTES DUE 2023

-i-

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is dated as of May 14, 2013 by and among Targa Resources Partners LP, a Delaware limited partnership (the “Partnership”), Targa Resources Partners Finance Corporation, a Delaware corporation (the “Finance Co.” and, together with the Partnership, the “Targa Companies”), the Guarantors listed on the signature pages hereto (the “Guarantors” and, together with the Partnership and Finance Co., the “Issuers”) and the several Initial Purchasers listed in Schedule 1 to the Purchase Agreement (defined below) (the “Initial Purchasers”) for whom Wells Fargo Securities, LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC are acting as representatives (collectively, the “Representatives”).

This Agreement is entered into in connection with the Purchase Agreement, dated as of May 9, 2013, by and among the Targa Companies, the Guarantors and the Initial Purchasers (the “Purchase Agreement”) that provides for the sale by the Targa Companies to the Initial Purchasers of $625,000,000 aggregate principal amount of the Targa Companies’ 4 1/4% Senior Notes due 2023 (the “Notes”). The Notes will be guaranteed (the “Guarantees”) on a senior basis by the Guarantors. The Notes and the Guarantees together are herein referred to as the “Securities.” In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuers have agreed to provide the registration rights set forth in this Agreement for the benefit of the Holders (as defined herein). The execution and delivery of this Agreement is a condition to the Initial Purchasers’ obligation to purchase the Securities under the Purchase Agreement.

The parties hereby agree as follows:

1.	Definitions

As used in this Agreement, the following terms shall have the following meanings:

Additional Interest: See Section 4(a) hereof.

Advice: See the last paragraph of Section 5 hereof.

Agreement: See the introductory paragraphs hereto.

Applicable Period: See Section 2(b) hereof.

Business Day: Any day that is not a Saturday, Sunday or a day on which banking institutions in New York are authorized or required by law to be closed.

Effectiveness Date: The date that is the 370th day after the delivery of a Shelf Notice as required pursuant to Section 2(c) hereof; provided, however, that if the Effectiveness Date would otherwise fall on a day that is not a Business Day, then the Effectiveness Date shall be the next succeeding Business Day.

Effectiveness Period: See Section 3(a) hereof.

Event Date: See Section 4(b) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

Exchange Notes: See Section 2(a) hereof.

Exchange Offer: See Section 2(a) hereof.

Exchange Offer Registration Statement: See Section 2(a) hereof.

Exchange Securities: See Section 2(a) hereof.

Filing Date: The 90th day after the delivery of a Shelf Notice as required pursuant to Section 2(c) hereof; provided, however, that if the Filing Date would otherwise fall on a day that is not a Business Day, then the Filing Date shall be the next succeeding Business Day.

Finance Co.: See the introductory paragraphs hereto.

FINRA: See Section 5(s) hereof.

Freely Tradable: With respect to a Security, a Security that at any time of determination (i) is freely transferable without volume restrictions by holders that are not affiliates of the Targa Companies in accordance with Rule 144 (or any similar provision then in force) under the Securities Act or otherwise, (ii) does not bear a restrictive legend, and (iii) does not bear a restricted CUSIP number.

Guarantees: See the introductory paragraphs hereto.

Guarantors: See the introductory paragraphs hereto.

Holder: Any holder of a Registrable Security or Registrable Securities.

Indemnified Person: See Section 7(c) hereof.

Indemnifying Person: See Section 7(c) hereof.

Indenture: The Indenture, dated as of May 14, 2013, by and among the Issuers and U.S. Bank National Association, as Trustee, pursuant to which the Securities are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

Initial Purchasers: See the introductory paragraphs hereto.

Inspectors: See Section 5(o) hereof.

Issue Date: The date on which the Securities were sold to the Initial Purchasers pursuant to the Purchase Agreement.

Issuers: See the introductory paragraphs hereto.

Notes: See the introductory paragraphs hereto.

Offering Memorandum: The final offering memorandum of the Targa Companies dated May 9, 2013, in respect of the offering of the Securities to the Initial Purchasers.

Participant: See Section 7(a) hereof.

Participating Broker-Dealer: See Section 2(a) hereof.

Partnership: See the introductory paragraphs hereto.

Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

Private Exchange: See Section 2(b) hereof.

Private Exchange Notes: See Section 2(b) hereof.

Private Exchange Securities: See Section 2(b) hereof.

Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Purchase Agreement: See the introductory paragraphs hereto.

Records: See Section 5(o) hereof.

Registrable Securities: Each Security upon original issuance of the Securities and at all times subsequent thereto, each Exchange Security as to which Section 2(c)(v) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Security upon original issuance thereof and at all times subsequent thereto, until in the case of any such Security, Exchange Security or Private Exchange Security, as the case may be, the earliest to occur of (i) a Registration Statement (other than, with respect to any Exchange Security as to which Section 2(c)(v) hereof is applicable, the Exchange Offer Registration Statement) covering such Security, Exchange Security or Private Exchange Security, as the case may be, has been declared effective by the SEC and such Security, Exchange Security or Private Exchange Security, as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Security, Exchange Security or Private Exchange Security, as the case may be, is Freely Tradable and (iii) such Security, Exchange Security or Private Exchange Security, as the case may be, ceases to be outstanding for purposes of the Indenture.

Registration Statement: Any registration statement of the Targa Companies, including, but not limited to, the Exchange Offer Registration Statement and any registration statement filed in connection with a Shelf Registration Statement, filed with the SEC pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Registration Trigger Date: The 370th day from the Issue Date.

Representatives: See the introductory paragraphs hereto.

Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

SEC: The Securities and Exchange Commission.

Securities: See the introductory paragraphs hereto.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Shelf Notice: See Section 2(c) hereof.

Shelf Registration Statement: See Section 3(a) hereof.

Targa Companies: See the introductory paragraphs hereto.

TIA: The Trust Indenture Act of 1939, as amended.

Trustee: The trustee under the Indenture and the trustee (if any) under any indenture governing the Exchange Securities and Private Exchange Securities.

Underwritten registration or underwritten offering: A registration in which securities of the Targa Companies are sold to an underwriter for reoffering to the public.

Except as otherwise specifically provided, all references in this Agreement to acts, laws, statutes, rules, regulations, releases, forms, no-action letters and other regulatory requirements (collectively, “Regulatory Requirements”) shall be deemed to refer also to any amendments thereto and all subsequent Regulatory Requirements adopted as a replacement thereto having substantially the same effect therewith; provided that Rule 144 shall not be deemed to amend or replace Rule 144A.

2.	Exchange Offer

(a) With respect to any Securities that on the Registration Trigger Date are Registrable Securities, no later than the Registration Trigger Date, the Issuers shall file with the SEC, to the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC, a Registration Statement on an appropriate registration form (the “Exchange Offer Registration Statement”) with respect to a registered offer (the “Exchange Offer”) to exchange any and all of the Registrable Securities (other than the Private Exchange Securities, if any) for a like aggregate principal amount of debt securities of the Targa Companies that are identical in all material respects to the Securities ( the “Exchange Notes” and, together with the guarantees thereon, the “Exchange Securities”) (and that are entitled to the benefits of the Indenture or a trust indenture that is identical in all material respects to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA) and that, in either case, has been qualified under the TIA), except that the Exchange Securities (other than Private Exchange Securities, if any) shall have been registered pursuant to an effective Registration Statement under the Securities Act and shall contain no restrictive legend thereon. The Exchange Offer shall comply with all applicable tender offer rules and regulations under the Exchange Act. The Issuers agree to use their commercially reasonable efforts to (x) cause the Exchange Offer Registration Statement to be declared (or to become automatically) effective under the Securities Act on or before the Registration Trigger Date; (y) keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and (z) consummate the Exchange Offer on or prior to the 30th day following the effectiveness of the Exchange Offer Registration Statement; provided, however, that if such 30th day would otherwise fall on a day that is not a Business Day, then such Exchange Offer must be consummated not later than the next succeeding Business Day. If after such Exchange Offer Registration Statement is declared effective by the SEC, the Exchange Offer or the issuance of the Exchange Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Exchange Offer Registration Statement shall be deemed not to have become effective for purposes of this Agreement during the period of such interference until the Exchange Offer may legally resume.

Each Holder (including, without limitation, each Participating Broker-Dealer) who participates in the Exchange Offer will be required to represent to the Targa Companies in writing (i) that any Exchange Securities received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement of the Exchange Offer such Holder has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) that such Holder is not an “affiliate” (as defined in Rule 405 promulgated under the Securities Act) of the Targa Companies or the Guarantors within the meaning of the Securities Act and is not acting on behalf of any Persons who could not truthfully make the foregoing representations, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of Exchange Securities, and (v) if such Holder is a broker-dealer (a “Participating Broker-Dealer”), that it will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making or other trading activities and that it will deliver a prospectus in connection with any resale of such Exchange Securities.

Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Securities that are Private Exchange Securities and Exchange Securities held by Participating Broker-Dealers, and the Issuers shall have no further obligation to register Registrable Securities (other than Private Exchange Securities and other than in respect of any Exchange Securities as to which clause 2(c)(v) hereof applies) pursuant to Section 3 hereof. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement.

(b) The Issuers shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution,” reasonably acceptable to the Representatives, that shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any Participating Broker-Dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities received by such Participating Broker-Dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the judgment of the Representatives, represent the prevailing views of the staff of the SEC. Such “Plan of Distribution” section shall also expressly permit, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including to the extent permitted by applicable policies and regulations of the SEC, all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Securities in compliance with the Securities Act.

The Issuers shall use their respective commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Securities covered thereby; provided, however, that such period shall not be required to exceed 90 days or such longer period if extended pursuant to the last paragraph of Section 5 hereof (the “Applicable Period”).

If, prior to consummation of the Exchange Offer, such Initial Purchaser holds any Securities acquired by it and having, or that are reasonably likely to be determined to have, the status of an unsold allotment in the initial distribution, the Issuers, upon the request of such Initial Purchaser simultaneously with the delivery of the Exchange Securities in the Exchange Offer, shall issue and deliver to such Initial Purchaser in exchange (the “Private Exchange”) for such Securities held by such Initial Purchaser a like principal amount of debt securities of the Issuers that are identical in all material respects to the Exchange Securities (the “Private Exchange Notes” and, together with the guarantees thereon, the “Private Exchange Securities”), except for the placement of a restrictive legend on such Private Exchange Securities. The Private Exchange Securities shall be issued pursuant to the same indenture as the Exchange Securities and bear the same CUSIP number as the Exchange Securities if permitted by the CUSIP Service Bureau.

Interest on each Exchange Note will accrue (A) from the later of (i) the last interest payment date on which interest was paid on the Note surrendered in exchange therefor, or (ii) if the Note is surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on such Note, from the Issue Date.

In connection with the Exchange Offer, the Issuers shall:

(1) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(2) use their respective commercially reasonable efforts to keep the Exchange Offer open for not less than 30 days after the date that notice of the Exchange Offer is mailed to Holders (or longer if required by applicable law);

(3) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

(4) otherwise comply in all material respects with all applicable laws, rules and regulations.

As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Issuers shall:

(1) accept for exchange all Registrable Securities properly tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange;

(2) deliver to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

(3) cause the Trustee to authenticate and deliver promptly to each Holder of Securities, Exchange Securities or Private Exchange Securities, as the case may be, equal in principal amount to the Securities of such Holder so accepted for exchange; provided that, in the case of any Notes held in global form by a depositary, authentication and delivery to such depositary of one or more replacement Notes in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

The Exchange Securities and the Private Exchange Securities may be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture, which in either event has been qualified under the TIA or is exempt from such qualification and shall provide that (1) the Exchange Securities shall not be subject to the transfer restrictions set forth in the Indenture and (2) the Private Exchange Securities shall be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture described in (ii) above shall provide that the Exchange Securities, the Private Exchange Securities and the Securities shall vote and consent together on all matters as one class and that none of the Exchange Securities, the Private Exchange Securities or the Securities will have the right to vote or consent as a separate class on any matter.

(c) If, (i) the Issuers would otherwise be required to consummate an Exchange Offer pursuant to Section 2(a) hereof but because of any change in law or in currently prevailing interpretations of the staff of the SEC, the Issuers are not permitted to effect an Exchange Offer, (ii) the Exchange Offer is not consummated within 370 days of the Issue Date; provided, however, that if such 370th day would otherwise fall on a day that is not a Business Day, then such Exchange Offer must be consummated not later than the next succeeding Business Day (provided that if the Exchange Offer shall be consummated after such 370-day period, then the Issuers’ obligation under this clause (ii) arising from the failure of the Exchange Offer to be consummated within such 370-day period shall terminate), (iii) the holder of Private Exchange Securities so requests at any time within 90 days after the consummation of the Private Exchange, (iv) because of any changes in law or in currently prevailing interpretations of the staff of the SEC, a Holder (other than an Initial Purchaser holding Securities acquired directly from the Issuers) is not permitted to participate in the Exchange Offer or (v) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Securities on the date of the exchange that are Freely Tradable, then the Issuers shall promptly deliver written notice thereof (the “Shelf Notice”) to the Trustee and in the case of clauses (i), (ii) and (iv), all Holders, in the case of clause (iii), the Holders of the Private Exchange Securities and in the case of clause (v), the affected Holder, shall file a Shelf Registration Statement pursuant to Section 3 hereof.

3.	Shelf Registration

If a Shelf Notice is delivered as contemplated by Section 2(c) hereof, then:

(a) Shelf Registration. The Issuers shall file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities not exchanged in the Exchange Offer, Private Exchange Notes and Exchange Notes as to which Section 2(c)(iv) is applicable (the “Shelf Registration Statement”). The Issuers shall use their respective commercially reasonable efforts to file with the SEC the Shelf Registration Statement on or prior to the Filing Date. The Shelf Registration Statement shall be on Form S-1 or another appropriate form permitting registration of such Registrable Securities for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuers shall not permit any securities other than the Registrable Securities to be included in the Shelf Registration Statement.

In the event that the Issuers are required to file a Shelf Registration Statement, the Issuers shall use their respective commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep the Shelf Registration Statement continuously effective under the Securities Act until no Securities covered by such Shelf Registration Statement constitute Registrable Securities (the “Effectiveness Period”); provided, however, that the Effectiveness Period in respect of the Shelf Registration Statement shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein.

In the event that a Shelf Registration Statement is filed, the Targa Companies shall provide to each Holder of Registrable Securities covered thereby copies of the prospectus that is part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement for the Registrable Securities covered by the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Registrable Securities covered by the Shelf Registration Statement. A Holder that sells Registrable Securities covered by the Shelf Registration Statement pursuant to the Shelf Registration Statement will be (x) required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, (y) subject to certain of the civil liability provisions under the Securities Act in connection with such sales and (z) bound by the provisions of this Agreement that are applicable to such a Holder (including Section 7 hereof).

(b) Withdrawal of Stop Orders. If the Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Issuers shall use their commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

(c) Supplements and Amendments. The Issuers shall promptly supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities.

4.	Additional Interest

(a) The Issuers and the Initial Purchasers agree that the Holders will suffer damages if the Issuers fail to fulfill their respective obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuers agree to pay, as liquidated damages, additional interest on the Registrable Securities (“Additional Interest”) under the circumstances and to the extent set forth below (without duplication):

(i) if an Exchange Offer Registration Statement is required pursuant to Section 2(a) hereof or a Shelf Registration Statement is required pursuant to Section 3(a) hereof and such Exchange Offer Registration Statement or Shelf Registration Statement does not become effective on or prior to the Registration Trigger Date, then, commencing on the day after the Registration Trigger Date, Additional Interest shall accrue on the principal amount of the Notes over and above the stated interest at a rate of 0.25% per annum for the first 90 days immediately following the Registration Trigger Date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

(ii) if an Exchange Offer Registration Statement is required pursuant to Section 2(a) hereof or a Shelf Registration Statement is required pursuant to Section 3(a) hereof and (A) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement is declared effective by the SEC (or becomes automatically effective) on or prior to the Registration Trigger Date or (B) notwithstanding that the Issuers have consummated or will consummate the Exchange Offer, the Issuers are required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the SEC (or fails to become automatically effective) on or prior to the 90th day following the date such Shelf Registration Statement was filed, then, commencing on the day after such required effective date, Additional Interest shall accrue on the principal amount of the Notes at a rate of 0.25% per annum for the first 90 days immediately following each such filing date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; and

(iii) if an Exchange Offer Registration Statement is required pursuant to Section 2(a) hereof or a Shelf Registration Statement is required pursuant to Section 3(a) hereof and if either (A) the Issuers have not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 30th day after the date on which the Exchange Offer Registration Statement was declared (or became automatically) effective; provided, however, that if such 30th day would otherwise fall on a day that is not a Business Day, then such Exchange Offer must be consummated not later than the next succeeding Business Day or (B) if applicable, a Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time during the Effectiveness Period (other than after such time as all Notes have been disposed of thereunder), then Additional Interest shall accrue on the principal amount of the Notes at a rate of 0.25% per annum for the first 90 days commencing on (x) the 31st day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective, in the case of (B) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each such subsequent 90-day period;

provided, however, that the Additional Interest rate on the Registrable Securities may not accrue under more than one of the foregoing clauses (i) through (iii) of this Section 4(a) at the same time and at no time shall the aggregate amount of Additional Interest accruing exceed at any one time in the aggregate 1.0% per annum; and provided, further, however, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) of this Section 4(a)), (2) upon the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement (in the case of clause (ii) of this Section 4(a)), or (3) upon the exchange of Exchange Securities for all Securities tendered (in the case of clause (iii)(A) of this Section 4(a)), or upon the effectiveness of the applicable Shelf Registration Statement that had ceased to remain effective (in the case of (iii)(B) of this Section 4(a)), Additional Interest on the Registrable Securities as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

(b) The Issuers shall notify the Trustee within one Business Day after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”). Any amounts of Additional Interest due pursuant to (a)(i), (a)(ii) or (a)(iii) of this Section 4 will be payable in cash semi-annually on the same original interest dates as the Notes, commencing with the first such date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Registrable Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year consisting of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed) and the denominator of which is 360.

5.	Registration Procedures

In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, if a Registration Statement is required to be filed pursuant to such sections, the Issuers shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuers hereunder, the Issuers shall:

(a) Prepare and file with the SEC on or before the date required herein, a Registration Statement or Registration Statements as prescribed by Sections 2 or 3 hereof, and use its commercially reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that, if (1) such filing is pursuant to Section 3 hereof or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuers shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least three Business Days prior to such filing). The Issuers shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, or any such Participating Broker-Dealer, as the case may be, or their counsel, or the managing underwriters, if any, shall reasonably object on a timely basis.

(b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply in all material respects with the provisions of the Securities Act and the Exchange Act applicable to the Issuers with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus; the Issuers shall be deemed not to have used their respective commercially reasonable efforts to keep a Registration Statement effective during the Applicable Period if any of the Issuers voluntarily takes any action that would result in selling Holders of the Registrable Securities covered thereby or Participating Broker-Dealers seeking to sell Exchange Securities not being able to sell such Registrable Securities or such Exchange Securities during that period, unless such action is required by applicable law or unless the Issuers comply in all material respects with this Agreement, including without limitation, the provisions of paragraph 5(k) hereof and the last paragraph of this Section 5.

(c) If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, the Targa Companies shall notify the selling Holders, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within two Business Days) and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Issuers, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities or resales of Exchange Securities by Participating Broker-Dealers the representations and warranties of the Issuers contained in any agreement (including any underwriting agreement), contemplated by Section 5(n) hereof cease to be true and correct, (iv) of the receipt by the Issuers of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or written threat of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respects or that requires the making of any material changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) of the Issuers’ determination that a post-effective amendment to a Registration Statement would be appropriate.

(d) Use their respective commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities or the Exchange Securities for sale in any jurisdiction and, if any such order is issued, to use their commercially reasonable efforts to obtain the withdrawal of any such order at the earliest possible moment.

(e) If a Shelf Registration Statement is filed pursuant to Section 3 and if requested by the managing underwriter or underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Securities being sold in connection with an underwritten offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, such Holders or counsel for any of them determine is reasonably necessary to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Issuers have received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment and (iii) supplement or make amendments to such Registration Statement; provided, however, that the Issuers shall not be required to take any action pursuant to this Section 5(e) that would, in the opinion of counsel for the Issuers, violate applicable law.

(f) If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, furnish to each selling Holder of Registrable Securities and to each such Participating Broker-Dealer who so requests and to their respective counsel and each managing underwriter, if any, at the sole expense of the Issuers, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

(g) If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, deliver to each selling Holder of Registrable Securities, or each such Participating Broker-Dealer, as the case may be, their respective counsel and the underwriters, if any, at the sole expense of the Issuers, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Issuers hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to, such Prospectus and any amendment or supplement thereto.

(h) Prior to any public offering of Registrable Securities or Exchange Securities or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, to use their commercially reasonable efforts to register or qualify and to cooperate with the selling Holders or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer or the managing underwriter or underwriters reasonably request in writing; provided, however, that where Exchange Securities held by Participating Broker-Dealers or Registrable Securities are offered other than through an underwritten offering, the Issuers agree to cause their counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); use their commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Securities held by Participating Broker-Dealers or the Registrable Securities covered by the applicable Registration Statement; provided, however, that none of the Issuers shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

(i) If a Shelf Registration Statement is filed pursuant to Section 3 hereof, cooperate with the selling Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such authorized denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

(j) Use their respective commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Issuers will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

(k) If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) hereof, as promptly as practicable, prepare and (subject to Section 5(a) hereof) file with the SEC, at the Issuers’ sole expense, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l) Use their respective commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement or the Exchange Securities, as the case may be, to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement or the Exchange Securities, as the case may be, or the managing underwriter or underwriters, if any, if the Notes are not then so rated.

(m) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with certificates for the Registrable Securities or Exchange Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities or Exchange Securities, as the case may be.

(n) In connection with any underwritten offering of Registrable Securities pursuant to a Shelf Registration Statement, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Securities and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Issuers and their subsidiaries (including any acquired business, properties or entity, if applicable) and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Securities, and confirm the same in writing if and when requested; (ii) obtain the written opinion of counsel to the Issuers and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings of debt similar to the Securities and such other matters as may be reasonably requested by the managing underwriter or underwriters; (iii) obtain “cold comfort” letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuers (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuers or of any business acquired by the Issuers for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings of debt securities similar to the Securities and such other matters as reasonably requested by the managing underwriter or underwriters; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

(o) If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon reasonable advance notice make available for inspection by any selling Holder of such Registrable Securities being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours without interfering in the orderly business of the Issuers, all financial and other relevant records, pertinent corporate documents and instruments of the Issuers and their subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the respective officers, directors and employees of the Issuers and their subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Any such access granted to the Inspectors under this Section 5(o) shall be subject to the prior receipt by the Issuers of written undertakings, in form and substance reasonably satisfactory to the Issuers, to preserve the confidentiality of any information deemed by the Issuers to be confidential. Records that the Issuers determine, in good faith, to be confidential and any Records that they notify the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the Issuers based upon advice of counsel determine that disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) after giving reasonable prior notice to the Targa Companies, disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to or involving this Agreement or any transactions contemplated hereby or arising hereunder or (iv) the information in such Records has been made generally available to the public. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Targa Companies unless and until such information is generally available to the public. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Targa Companies and allow the Targa Companies to undertake appropriate action to prevent disclosure of the Records deemed confidential at the Targa Companies’ sole expense.

(p) Provide an indenture trustee for the Registrable Securities or the Exchange Securities, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Securities, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their commercially reasonable efforts to cause such trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

(q) Comply in all material respects with all applicable rules and regulations of the SEC and make generally available to the Partnership’s securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or reasonable best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuers after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

(r) Upon consummation of an Exchange Offer or a Private Exchange, obtain an opinion of counsel to the Issuers, who may, at the Issuers’ election, be internal counsel to the Issuers, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all Holders participating in the Exchange Offer or the Private Exchange, as the case may be, that the Exchange Securities or Private Exchange Securities, as the case may be, and the related indenture constitute legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with its respective terms, subject to customary exceptions and qualifications.

(s) If an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Securities by Holders to the Targa Companies (or to such other Person as directed by the Targa Companies) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Targa Companies shall mark, or cause to be marked, on such Registrable Securities that such Registrable Securities are being cancelled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall such Registrable Securities be marked as paid or otherwise satisfied.

(t) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority (the “FINRA”).

(u) Use their respective commercially reasonable efforts to take all other steps necessary or advisable to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

The Issuers may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Issuers such information regarding such seller and the distribution of such Registrable Securities as the Issuers may, from time to time, reasonably request. The Issuers may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request and in such event shall have no further obligation under this Agreement (including, without limitation, obligations under Section 4 hereof) with respect to such seller or any subsequent holder of such Registrable Securities. Each seller as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such seller not materially misleading.

Each Holder of Registrable Securities and each Participating Broker-Dealer agrees by acquisition of such Registrable Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from the Targa Companies of the happening of any event of the kind described in Sections 5(c)(ii), 5(c)(iv), 5(c)(v) or 5(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus or Exchange Securities to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the “Advice”) by the Targa Companies that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. During any such discontinuance, no Additional Interest shall accrue or otherwise be payable on the Registrable Securities. In the event that the Targa Companies shall give any such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or (y) the Advice.

6.	Registration Expenses

(a) All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers shall be borne by the Issuers whether or not the Exchange Offer or a Shelf Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the FINRA in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities or Exchange Securities and determination of the eligibility of the Registrable Securities or Exchange Securities for investment under the laws of such jurisdictions (x) where the Holders are located, in the case of the Exchange Securities, or (y) as provided in Section 5(h) hereof, in the case of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Securities or Exchange Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Registrable Securities included in any Registration Statement or sold by any Participating Broker-Dealer, as the case may be, (iii) reasonable messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Targa Companies and fees and disbursements of special counsel for the sellers of Registrable Securities (subject to the provisions of Section 6(b) hereof), (v) fees and disbursements of all independent certified public accountants referred to in Section 5(n)(iii) hereof (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (vi) rating agency fees, if any, and any fees associated with making the Registrable Securities or Exchange Securities eligible for trading through The Depository Trust Company, (vii) Securities Act liability insurance, if the Targa Companies desire such insurance, (viii) fees and expenses of all other Persons retained by the Targa Companies, (ix) internal expenses of the Targa Companies (including, without limitation, all salaries and expenses of officers and employees of the Targa Companies performing legal or accounting duties), (x) the expense of any annual audit, (xi) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable, and (xii) the expenses relating to printing, word processing and distributing of all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary to comply with this Agreement.

(b) The Issuers shall reimburse the Holders of the Registrable Securities being registered in a Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in aggregate principal amount of the Registrable Securities to be included in such Registration Statement.

7.	Indemnification

(a) Each of the Issuers agrees to indemnify and hold harmless each Holder of Registrable Securities offered pursuant to a Shelf Registration Statement and each Participating Broker-Dealer selling Exchange Securities during the Applicable Period, the officers and directors of each such Person or its affiliates, and each other Person, if any, who controls any such Person or its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Participant”), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which the offering of such Registrable Securities or Exchange Securities, as the case may be, is registered (or any amendment thereto) or related Prospectus (or any amendments or supplements thereto) or any related preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the Issuers will be required to indemnify a Participant if such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Targa Companies in writing by or on behalf of such Participant expressly for use therein.

(b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Targa Companies and each of the Guarantors, each of the Targa Companies’ directors and officers, each Guarantor’s directors and officers and each Person who controls the Targa Companies within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers to each Participant, but only (i) with reference to information relating to such Participant furnished to the Targa Companies in writing by or on behalf of such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto or any preliminary prospectus or (ii) with respect to any untrue statement or representation made by such Participant in writing to the Targa Companies. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of Registrable Securities or Exchange Securities giving rise to such obligations.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding; provided, however, that the failure to so notify the Indemnifying Person shall not relieve it of any obligation or liability that it may have hereunder or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any material rights or defenses by the Indemnifying Person and the Indemnifying Person was not otherwise aware of such action or claim). In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person shall have failed within a reasonable period of time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, unless there exists a conflict among Indemnified Persons, the Indemnifying Person shall not, in connection with any one such proceeding or separate but substantially similar related proceeding in the same jurisdiction arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed promptly as they are incurred. Any such separate firm for the Participants and such control Persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Securities and Exchange Securities sold by all such Participants and shall be reasonably satisfactory to the Targa Companies and any such separate firm for the Targa Companies, their directors, their officers and such control Persons of the Targa Companies shall be designated in writing by the Targa Companies. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff for which the Indemnified Person is entitled to indemnification pursuant to this Agreement, the Indemnifying Person agrees to indemnify and hold harmless each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person (which consent shall not be unreasonably withheld or delayed), effect any settlement or compromise of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party, and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional written release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in the first and second paragraphs of this Section 7 is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or such Participant or such other Indemnified Person, as the case may be, on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

(e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Securities or Exchange Securities, as the case may be, exceeds the amount of any damages that such Participant has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability that the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

8.	Rule 144A

Whether or not required by the rules and regulations of the SEC, so long as any Registrable Securities are outstanding, the Partnership shall use its reasonable best efforts to furnish (whether through hard copy or by posting on its website) to the Holders or cause the Trustee to furnish to the Holders, within the time periods specified in the SEC’s rules and regulations: (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Partnership were required to file such reports; and (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Partnership were required to file such reports.

If, at any time the Partnership is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Partnership shall nevertheless use its reasonable best efforts to continue filing the reports specified in the preceding paragraph with the SEC unless the SEC will not accept such a filing; provided that, for so long as the Partnership is not subject to the periodic reporting requirements of the Exchange Act for any reason, the time period for filing reports on Form 8-K shall be five Business Days after the event giving rise to the obligation to file such report. If, notwithstanding the foregoing, the SEC will not accept the Partnership’s filings for any reason, the Partnership shall use its reasonable best efforts to post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Targa Resources Partners were required to file those reports with the SEC.

The Issuers further covenant for so long as any Registrable Securities remain outstanding, if at any time the Partnership is not required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, to use their reasonable best efforts to make available to any Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities from such Holder or beneficial owner the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A.

9.	Underwritten Registrations

If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering and reasonably acceptable to the Targa Companies.

No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.	Miscellaneous

(a) No Inconsistent Agreements. The Issuers have not entered into, as of the date hereof, and shall not, after the date of this Agreement, enter into any agreement with respect to any of the Targa Companies’ securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Issuers have not entered and will not enter into any agreement with respect to any of the Targa Companies’ securities that will grant to any Person piggy-back registration rights with respect to a Registration Statement.

(b) Adjustments Affecting Registrable Securities. The Issuers shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

(d) Notices. All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

1. if to a Holder of the Registrable Securities or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture, with a copy in like manner to the Representatives as follows:

Wells Fargo Securities, LLC

475 Park Avenue, 4th Floor,

New York, New York 10152

Attention: Transaction Management Department

2. if to the Initial Purchasers, at the address specified above in Section 10(d)(1); and

3. if to any Issuer, at the address as follows:

Targa Resources Partners LP

Targa Resources Finance Corp.

1000 Louisiana, Suite 4300

Houston, Texas 77002

Facsimile No.: (713) 584-1110

Attention: General Counsel

with a copy to:

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002

Facsimile No.: (713) 615-5883

Attention: Christopher S. Collins

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Registrable Securities.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COMPETENT COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j) Securities Held by the Issuers or their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Issuers or their affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(k) Third Party Beneficiaries. Holders and Participating Broker-Dealers are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

(l) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Initial Purchasers on the one hand and the Issuers on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TARGA RESOURCES PARTNERS LP

By:	Targa Resources GP LLC,
Its general partner

By:	/s/ Matthew J. Meloy
Name: Matthew J. Meloy
Title: Senior Vice President, Chief Financial Officer and Treasurer

TARGA RESOURCES PARTNERS FINANCE
CORPORATION

By:	/s/ Matthew J. Meloy
Name: Matthew J. Meloy
Title: Senior Vice President, Chief Financial Officer and Treasurer

Signature Page to the Registration Rights Agreement

TARGA ASSETS LLC

TARGA BADLANDS LLC

TARGA CAPITAL LLC

TARGA COGEN LLC

TARGA DOWNSTREAM LLC

TARGA FORT BERTHOLD GATHERING LLC

TARGA GAS MARKETING LLC

TARGA GAS PIPELINE LLC

TARGA GAS PROCESSING LLC

TARGA INTRASTATE PIPELINE LLC

TARGA LIQUIDS MARKETING AND TRADE LLC

TARGA LOUISIANA INTRASTATE LLC

TARGA MIDSTREAM SERVICES LLC

TARGA MLP CAPITAL LLC

TARGA NGL PIPELINE COMPANY LLC

TARGA RESOURCES OPERATING GP LLC

TARGA RESOURCES OPERATING LLC

TARGA SOUND TERMINAL LLC

TARGA TERMINALS LLC

TARGA TRANSPORT LLC

By:	/s/ Matthew J. Meloy
Name: Matthew J. Meloy
Title: Senior Vice President, Chief Financial Officer
and Treasurer

Signature Page to the Registration Rights Agreement

SOUND PIPELINE COMPANY, LLC

By:

MANAGER:

/s/ Rene R. Joyce
Rene R. Joyce

By:

MEMBER:

Targa Terminals LLC

By:	/s/ Matthew J. Meloy
Name: Matthew J. Meloy
Title: Senior Vice President, Chief Financial Officer and Treasurer

Signature Page to the Registration Rights Agreement

WELLS FARGO SECURITIES, LLC
BARCLAYS CAPITAL INC.
DEUTSCHE BANK SECURITIES INC.
J.P. MORGAN SECURITIES LLC
RBC CAPITAL MARKETS, LLC

On behalf of the several Initial Purchasers listed on Schedule 1 to the Purchase Agreement

By:	WELLS FARGO SECURITIES, LLC

	By:	/s/ Matthew R. Rheault
Name: Matthew R. Rheault
Title: Vice President

By:	BARCLAYS CAPITAL INC.

	By:	/s/ Paul Cogno
Name: Paul Cogno
Title: Managing Director

By:	DEUTSCHE BANK SECURITIES INC.

	By:	/s/ Steve Cunningham
Name: Steve Cunningham
Title: Managing Director

	By:	/s/ Chase Arnold
Name: Chase Arnold
Title: Director

By:	J.P. MORGAN SECURITIES LLC

	By:	/s/ Jack Smith
Name: Jack Smith
Title: Managing Director

By:	RBC CAPITAL MARKETS, LLC

	By:	/s/ Joseph P. Cunningham
Name: Joseph P. Cunningham
Title: Managing Director, Co-Head US Energy Group

Signature Page to the Registration Rights Agreement